FOR IMMEDIATE RELEASE

Phunware Announces Retirement of CEO Mike Snavely and Appoints Stephen Chen as Interim CEO

Austin, TX — October 24, 2024 — Phunware, Inc. (NASDAQ: PHUN), a leader in cloud enterprise solutions for mobile applications and related technologies, announced today that Michael Snavely, CEO of Phunware, has retired and resigned from Phunware. Stephen Chen, former Chairperson of the Phunware Board of Directors, has assumed the role of interim CEO of Phunware, effective October 22, 2024.

"We appreciate Mike's dedication and service to Phunware and wish him much success in the future," said Mr. Chen. "I am proud and excited to assume the role of interim CEO as we prepare to embark on new opportunities in generative AI, predictive analytics, and cloud-based services. We are confident that this transition will enable Phunware and its shareholders to accelerate our journey."

Phunware remains committed to providing cutting-edge software, advertising, and other tools that empower enterprises to connect with people on a deeper, more human level. This new direction, powered by generative AI, reinforces Phunware's commitment to helping businesses thrive through meaningful engagement and technological transformation. The Phunware management team is excited to advance Phunware's leadership in mobile and cloud-based solutions, setting the stage for its next phase of growth and expansion into AI-driven technologies and broader digital engagement. In conjunction with this announcement, Phunware has launched a new microsite dedicated to helping businesses and developers better understand and leverage generative AI and Phunware’s mobile app technologies. This resource will guide users through the potential of AI in transforming engagement and business operations. For more details, visit https://ai.phunware.com/.

Mr. Snavely said, "Leading Phunware as CEO has been one of the most rewarding experiences of my career. I am very proud of what we accomplished as a team over the last 12 months. As I stated in our Letter to Shareholders, Phunware and its platforms, products, and services are well-positioned for the future. I am looking forward to my retirement and to pursuing my passion for rural enterprises."

About Phunware

Phunware, Inc. (NASDAQ: PHUN) is an enterprise software company specializing in mobile app solutions. We provide businesses with the tools to create, implement and manage custom mobile applications and analytics, digital advertising and location-based services. Phunware is transforming mobile engagement by delivering scalable and personalized mobile app experiences.

Phunware’s mission is to achieve unparalleled connectivity and monetization through widespread adoption of Phunware mobile technologies, by leveraging brands, consumers, partners and digital asset holders and market participants. Phunware is poised to expand its software products and services audience and industry verticals through its new platform, utilize and monetize its patents and other intellectual property rights and interests, and update and reintroduce its digital asset ecosystem for existing holders and new market participants.

Phunware Investor Relations:

CORE IR

516-222-2560

investorrelations@phunware.com

MZ Group, North America

Joe McGurk,  Managing Director

917-259-6895

PHUN@mzgroup.us

Safe Harbor / Forward-Looking Statements

This press release includes forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “expose,” “intend,” “may,” “might,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. For example, Phunware is using forward-looking statements when it discusses the proposed offering and the timing and terms of such offering and its intended use of proceeds from such offering should it occur.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in our filings with the SEC, including our reports on Forms 10-K, 10-Q, 8-K and other filings that we make with the SEC from time to time. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These risks and others described under “Risk Factors” in our SEC filings may not be exhaustive.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if our results or operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods.

Phunware Press Release - CEO Transition.v2